Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street, Suite 1500 Dallas, Texas 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

Asia Pacific Bangkok Beijing Brisbane Hanoi Ho Chi Minh City Hong Kong Jakarta Kuala Lumpur* Manila* Melbourne Seoul Shanghai Singapore Sydney Taipei Tokyo Yangon

February 7, 2025

GT Biopharma, Inc.

315 Montgomery Street, 10th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

We have acted as counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-1 (File Number 333-284032) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) including a related prospectus filed with the Registration Statement (the “Prospectus”), with respect to the offering and resale by the Company of (i) up to 3,361,344 shares of common stock, par value $0.001 (the “Common Stock”) per share (the “Shares”), (ii) up to 3,361,344 pre-funded warrants exercisable for one share of common stock at an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), with each Pre-Funded Warrant to be sold reducing the number of Shares to be sold on a one-for-one basis, (iii) up to 3,361,344 common warrants to purchase 3,361,344 shares of the Company’s common stock (the “Common Warrants”), (iv) up to 201,680 warrants to Roth Capital Partners, LLC as placement agent (the “Placement Agent”) to purchase up to 201,680 shares of common stock at an exercise price equal to 125% of the public offering price of the Shares for a five-year term (the “Placement Agents Warrants,” and together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”), and (v) up to 6,924,368 shares of Common Stock issuable from time to time upon the exercise of the Warrants (the “Warrant Shares”).

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Prospectus, (iii) the form of securities purchase agreement filed as exhibit 10.51 to the Registration Statement, (iv) the form of placement agent agreement filed as exhibit 10.52 to the Registration Statement, (v) the Restated Certificate of Incorporation of the Company, as amended and supplemented to date, (vi) the restated Bylaws of the Company, as amended to date, (vii) the form of Common Warrant, form of Pre-Funded Warrant and form of Placement Agent Warrant filed as exhibits 4.35, 4.36 and 4.37, respectively, to the Registration Statement (viii) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly and validly authorized and, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2. The Warrants have been duly authorized and, when the Warrants have been duly executed and delivered by the Company, and when paid for by the purchasers in accordance with the terms of the Prospectus and the securities purchase agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Warrant Shares that may be issued from time to time upon the exercise of the Warrants, when issued and paid for upon the exercise of the Warrants in accordance with their respective terms, such Warrant Shares will be duly and validly authorized and will be validly issued, fully paid and non-assessable.

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm ** In cooperation with Trench, Rossi e Watanabe Advo

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP